UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 24, 2010 (July 20, 2010)

CHINA EVERHEALTH CORPORATION
(Exact name of registrant as specified in its charter)

British Virgin Islands	000-53888	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

c/o Codan Trust Company (B.V.I.) Ltd.
P.O. Box 3140, Romasco Place, Wickhmans Cay 1
Road Town, Tortola
British Virgin Islands VG1110
 (Address of Principal Executive Offices)
 _______________

86-13811158605
 (Registrant Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 24, 2010, China Everhealth Corporation (the “Company”) entered into a Share Purchase Agreement (“Purchase Agreement”), among the Company, the sole shareholders of the Company (the “Shareholders”) and Mr. Ye Wang (the “Purchaser”), pursuant to which, the Shareholders sold an aggregate of 100,000 shares of the Company’s ordinary shares, par value $0.0001 (the “Shares”) to the Purchaser, for an aggregate purchase price of $50,000. As a result of the closing of the Purchase Agreement, the Purchaser holds 100% of the Company’s outstanding capital stock resulting in a change in control of the registrant.

The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the transactions under the Purchase Agreement, the Purchaser holds 100% of the registrant’s outstanding capital stock resulting in a change in control of the registrant.

The Purchaser used his own personal funds to purchase the Shares.

In connection with the closing of the Purchase Agreement, Mr. Richard I. Anslow resigned from all offices of the Company held by him, effective immediately, and from his position as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders (the “Effective Date”), which is expected to occur on or about November 24, 2010.  On the same day, Mr. Ye Wang was appointed as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary effective immediately, and as its sole director, effective as of the Effective Date.

The Company intends to merge with and into Everhealth International Limited (“Everhealth Limited”), a PRC-based manufacturer and distributor of health foods.  However, there is no definitive written agreement at this time, although the parties are still negotiating the terms and conditions of the transaction that might result in a definitive agreement. Should the Company and Everhealth Limited enter into a definitive agreement and consummate the proposed transaction, there will be a change in control of the Company.

Except for the foregoing, there are no other arrangements, including any pledge by any person of the registrant’s securities, the operation of which may at a subsequent date result in a change in control of the registrant.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 24, 2010, the board of directors of the Company accepted the resignation of Richard I. Anslow, from his position as the Company’s Chief Executive Officer and Chief Financial Officer, effective immediately, and from his position as the Company’s sole director, effective as of the Effective Date.  On the same day, the board of directors of the Company appointed Mr. Ye Wang as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary, effective immediately, and as its sole director, effective as of the Effective Date.

Mr. Ye Wang, age 26, was appointed as the Company’s Chief Executive Officer and Chief Financial Officer, effective as of November 24, 2010, and as the Company’s sole director, effective upon the tenth day following the Company’s mailing of an Information Statement on Schedule 14f-1 to its shareholders. Mr. Wang has also served since October 2009 as a director of Everhealth Limited.  Prior to joining the Company, Mr. Wang served from October 2008 to June 2009, as a Contract Manager with the American Certification Institute, a U.S. based professional certification institute. Mr. Wang holds a degree of Bachelor of Arts in Finance and Corporate Management from the University of York, UK.

Mr. Wang is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Wang and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Redomicile

On November 9, 2010, the Company filed Articles of Conversion with the State of Nevada, reporting its conversion from Nevada and continuation to the British Virgin Islands (the “BVI”), effective as of July 20, 2010 (the “Redomestication”).

The Redomestication was effected under BVI law, on July 20, 2010, when the Company filed a Certificate of Continuation and a Memorandum and Articles of Association with the BVI Registrar of Corporate Affairs.  The Company’s board of directors and shareholders approved the continuation to the BVI on July 20, 2010 and ratified the conversion from Nevada on November 11, 2010.

A copy of each of the Certificate of Continuation, the Memorandum and Articles of Association and the Articles of Conversion, is filed as Exhibits 3.1, 3.2 and 3.3 to this current report, and is incorporated by reference herein.

Change in Fiscal Year

On November 24, 2010, the Company’s Board of Directors approved a change in the registrant’s fiscal year end from January 31 to May 31.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the registrant, filed with the Registrar of Corporate Affairs, British Virgin Islands.
3.2	Articles of Conversion filed with the Secretary of State for the State of Nevada
10.1	Share Purchase Agreement, dated November 24, 2010, by and among the Company, the Shareholders and Ye Wang.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2010

CHINA EVERHEALTH CORPORATION

By:	/s/ Ye Wang
Ye Wang
Chief Executive Officer; Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Memorandum and Articles of Association of the registrant, filed with the Registrar of Corporate Affairs, British Virgin Islands.
3.2	Articles of Conversion filed with the Secretary of State for the State of Nevada
10.1	Share Purchase Agreement, dated November 24, 2010, by and among the Company, the Shareholders and Ye Wang.